SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2012

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of priceline.com Incorporated (the “Company”), was held on June 7, 2012, in Rye Brook, NewYork.

The stockholders of the Company elected all of the Company’s nominees for director, until the next annual meeting of stockholders or until their respective successors are elected and qualified, based upon the following votes:

	Votes Cast For	Votes Cast Against
Nominee	Number	Number	Broker Non-Votes
Jeffery H. Boyd	40,742,322	411,835	2,159,041
Ralph M. Bahna	40,368,737	785,420	2,159,041
Howard W. Barker, Jr.	40,865,344	288,813	2,159,041
Jan L. Docter	40,901,818	252,339	2,159,041
Jeffrey E. Epstein	40,458,374	695,783	2,159,041
James M. Guyette	40,122,536	1,031,621	2,159,041
Nancy B. Peretsman	40,865,171	288,986	2,159,041
Craig W. Rydin	40,598,650	555,507	2,159,041

The stockholders of the Company ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, based upon the following votes:

Votes for approval:	42,962,767
Votes against:	331,491
Abstentions:	18,940
Broker non-votes:	0

The stockholders of the Company approved on an advisory basis the compensation of the Company’s named executive officers based upon the following votes:

Votes for approval:	40,045,508
Votes against:	1,068,937
Abstentions:	39,712
Broker non-votes:	2,159,041

A stockholder proposal regarding stockholder action by written consent was not approved based upon the following votes:

Votes for approval:	18,940,386
Votes against:	22,144,071
Abstentions:	69,700
Broker non-votes:	2,159,041

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  June 7, 2012